Exhibit 10.3

                            MASTER REAFFIRMATION AND
                        AMENDMENT NO. 1 TO LOAN DOCUMENTS
                        ---------------------------------


         THIS MASTER REAFFIRMATION AND AMENDMENT NO. 1 TO LOAN DOCUMENTS (this "Agreement") is made as of the 27th day of April, 2007, by and among AEROSPACE PRODUCTS INTERNATIONAL, INC., a Delaware corporation (the "Borrower"), AEROSPACE PRODUITS INTERNATIONAL LTEE, a company organized under Part IA of the Companies Act (Quebec) (the "Affiliate Guarantor"), FIRST AVIATION SERVICES, INC., a Delaware corporation (the "Parent Guarantor", and together with the Affiliate Guarantor, the "Guarantors") and TD BANKNORTH, N.A. (the "Lender").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Affiliate Guarantor and the Lender are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of January 11, 2007 (as amended, modified, restated or otherwise supplemented from time to time, the "LSA"), pursuant to which the Lender extended to the Borrower the Revolver Commitment and the CAPX Loan Commitment; and

         WHEREAS, the Guarantors have each unconditionally and jointly and severally guaranteed payment and performance of any and all Obligations pursuant to their Guaranties; and

         WHEREAS, the Borrower and the Guarantors (collectively, the "Obligors") have each requested that the Lender (a) grant one-time waivers of Borrower's Debt Service Coverage Ratio and Tangible Capital Base covenant defaults for the Fiscal Quarter ending on January 31, 2007, (b) amend the Borrower's Fixed Charge Coverage Ratio and Tangible Capital Base covenants, (c) permit the Borrower to select an Interest Period of twelve months for up to $15,000,000 of outstanding Revolver Loans that are LIBOR Loans, and (d) terminate the CAPX Loan Commitment.

         WHEREAS, the Lender is willing to agree to the foregoing requests, and the Lender and the Obligors have agreed to amend certain terms and conditions of the LSA, all on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises set forth herein (which are incorporated herein as though fully set forth below, by this reference thereto) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

         ss.1. Definitions. Capitalized terms used herein without definition that are defined in the LSA shall have the meanings given to such terms in the LSA.

         ss.2. Representations and Warranties; Acknowledgment. The Obligors hereby represent and warrant to the Lender as follows:

         (a) Each of the Obligors has adequate power to execute and deliver this Agreement and each other document to which it is a party in connection herewith and to perform its obligations hereunder or thereunder. This Agreement and each other document executed in connection herewith have been duly executed and delivered by each of the Obligors party thereto and do not contravene any law, rule or regulation applicable to any Obligor or any of the terms of any other indenture, agreement or undertaking to which any Obligor is a party. The obligations contained in this Agreement and each other document executed in connection herewith to which any of the Obligors is a party, taken together with the obligations under the Loan Documents, constitute the legal, valid and binding obligations enforceable against each such Obligor in accordance with their respective terms, except as enforceability thereof may be limited by applicable Debtor Relief Laws and general principles of equity, whether considered at law or in equity.

         (b) All the representations and warranties made by the Obligors in the Loan Documents are true and correct in all material respects on the date hereof as if made on and as of the date hereof and are so repeated herein as if expressly set forth herein or therein, except to the extent that any of such representations and warranties expressly relate by their terms to a prior date.

         (c) After giving effect to the waivers and amendments set forth herein, no Event of Default under and as defined in any of the Loan Documents has occurred and is continuing on the date hereof.

         ss.3. Waiver of Covenant Defaults. The Obligors acknowledge that the Borrower is in default of its Debt Service Coverage Ratio and Tangible Capital Base covenants set forth in Sections 10.3.1 and 10.3.2, respectively, of the LSA for the Fiscal Quarter ending on January 31, 2007 (the "Covenant Defaults"). The Lender hereby waives the Covenant Defaults. Each of the Obligors hereby acknowledges and agrees that the waivers set forth above are one-time waivers for the period specified above and that the LSA and the other Loan Documents (as the same may be amended, restated or supplemented from time to time), except to the extent of the waivers specifically provided above, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the LSA or any of the other Loan Documents, nor constitute or be construed or interpreted, directly or by implication, as a waiver of or an amendment or modification to any other obligation of any of the Obligors to the Lender under the LSA or any of the other Loan Documents.

         ss.4. Termination of CAPX Loan Commitment. The Borrower and the Lender hereby mutually terminate the CAPX Loan Commitment. On the Amendment Effective Date (as defined below), the Borrower shall have no ability to request, and the Lender shall have no obligation to extend, any further CAPX Loans. In addition, on the Amendment Effective Date, the Borrower shall repay in full any and all CAPX Loans then outstanding.


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

         ss.5. Amendments to LSA. The LSA is hereby amended as follows:

         5.1. Amendments to Section 1.1

         The following definitions in Section 1.1 of the LSA are hereby amended and restated in their entirety to read as follows:

         Applicable Margin - with respect to any Type of Loan (other than the FHLB Rate Loan), the margin set forth below, as determined by the Debt Service Coverage Ratio for the relevant Fiscal Quarter or Fiscal Quarters, as the case may be:

                      Debt Service
                      ------------
    Level            Coverage Ratio         Prime Rate Loans      LIBOR Loans
    -----            --------------         ----------------      -----------

      I                  > 1.50                     0%               1.50%
                         -
--------------- ------------------------- -------------------- -----------------
     II            > 1.25, but < 1.49               0%               1.75%
                   -           -
--------------- ------------------------- -------------------- -----------------
    III            > 1.15, but < 1.24               0%               2.00%
                   -           -
--------------- ------------------------- -------------------- -----------------
     IV            < 1.15 (but not in               0%               2.25%
                         default)
--------------- ------------------------- -------------------- -----------------


         The Applicable Margin for Prime Rate Loans outstanding on the Effective Date shall be 0%. The Applicable Margin for LIBOR Loans outstanding as of the Effective Date shall be as determined under the Original LSA until the Interest Periods applicable thereto expire. With respect to all Loans made, continued or converted to another Type on or after the Effective Date, until the first day of the calendar month following Lender's receipt of the financial statements and corresponding Compliance Certificate for the Fiscal Quarter of Parent Guarantor ending on October 31, 2006, the Applicable Margin shall be determined as if Level II were applicable. Thereafter, the margins shall be subject to increase or decrease upon receipt by Lender pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the last Fiscal Quarter, which change shall be effective on the first day of the calendar month following receipt. If Lender fails to receive the financial statements and corresponding Compliance Certificate for any Fiscal Quarter of Parent Guarantor, then commencing on the first day of the calendar month following the date upon which such financial statements and Compliance Certificate were due to be delivered, the margins shall be determined as if Level II were applicable, from such day until the first Business Day of the calendar month following actual receipt.

         CAPX Loan Termination Date - April 27, 2007.

         Debt Service Coverage Ratio - the ratio, determined on a consolidated basis for Parent Guarantor and its Subsidiaries for the relevant Fiscal Quarter or Fiscal Quarters, as the case may be, of (a) EBITDA, minus all cash taxes paid (net of any cash refunds), minus Capital Expenditures (except those financed with Borrowed Money (including CAPX Loans) other than Revolver Loans), minus all Distributions (other than Distributions made to Parent Guarantor by any of its Subsidiaries) to (b) Fixed Charges; provided, however, that for purposes of calculating the Debt Service Coverage Ratio for the relevant Fiscal Quarter or Fiscal Quarters ending on April 30, 2007, July 31 2007, October 31, 2007 and January 31, 2008, the Capital Expenditures component set forth in the numerator shall be deemed to be zero.


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

         5.2. Amendment to Section 3.1.3

         Section 3.1.3 of the LSA is hereby amended by deleting the first three lines of said Section and substituting the following in lieu thereof:

In connection with the making, conversion or continuation of any LIBOR
Loans, Borrower shall select an interest period ("Interest Period") to apply, which interest period shall be one, two, three or twelve months; provided, however, that Borrower acknowledges and agrees that not greater than $15,000,000 of outstanding Revolver Loans shall be LIBOR Loans with Interest Periods of twelve months and provided further, however, that:

         5.3. Amendments to Section 10.3

         (a) Section 10.3.1 of the LSA is hereby amended and restated in its entirety to read as follows:

         10.3.1. Debt Service Coverage Ratio. Parent Guarantor shall maintain a Debt Service Coverage Ratio of at least (a) 1.0 to 1.0 calculated for the Fiscal Quarter ending on April 30, 2007, (b) 1.0 to 1.0 calculated for the two Fiscal Quarters ending on July 31, 2007, (c) 1.0 to 1.0 calculated for the three Fiscal Quarters ending on October 31, 2007, (d) 1.0 to 1.0 calculated for the four Fiscal Quarters ending on January 31, 2008, (e) 1.05 to 1.0 calculated for the four Fiscal Quarters ending on April 30, 2008, and (f) 1.15 to 1.0 calculated at the end of each Fiscal Quarter thereafter for the four Fiscal Quarters then ending.

         (b) Section 10.3.2 of the LSA is hereby amended and restated in its entirety to read as follows:

         10.3.2. Tangible Capital Base. Parent Guarantor shall maintain a Tangible Capital Base of not less than $21,500,000, such amount to be increased annually on January 31 of each year commencing January 31, 2007 by an amount equal to fifty percent (50%) of positive net income, if any, for the Fiscal Year then ended, measured quarterly.

         ss.6. Ratification, etc. Except as expressly amended hereby, the LSA and all other Loan Documents are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Agreement and the LSA shall hereafter be read and construed together as a single document, and all references in the LSA or any related agreement or instrument to the LSA shall hereafter refer to the LSA as amended by this Agreement.


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

         ss.7. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the prior satisfaction of the following conditions precedent (the date of such satisfaction herein referred to as the "Amendment Effective Date"):

         (a) Representations and Warranties. The representations and warranties of the Obligors contained herein shall be true and correct in all material respects.

         (b) No Event of Default. After giving effect to the waivers and amendments set forth herein, there shall exist no Default or Event of Default.

         (c) Corporate Action. The Lender shall have received evidence satisfactory to the Lender that all requisite corporate action necessary for the valid execution, delivery and performance by the Obligors of this Agreement and all other instruments and documents delivered by the Obligors, or any one of them, in connection herewith has been taken.

         (d) Delivery of this Agreement. The Obligors and the Lender shall have executed and delivered this Agreement.

         ss.8. Expenses, Etc. Without limitation of the amounts payable by the Obligors under the LSA and other Loan Documents, the Borrower shall pay to the Lender and its counsel upon demand an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements and appraisal expenses) incurred by the Lender in connection with the preparation, negotiation and execution of this Agreement and the matters related thereto.

         ss.9. No Waiver by the Lender. Except as otherwise expressly provided for herein, nothing in this Agreement shall extend to or affect in any way any of the Obligors' obligations or the Lender's rights and remedies arising under the LSA or the other Loan Documents, and the Lender shall not be deemed to have waived any of its remedies with respect to any Event of Default.

         ss.10. Amendment Fee. In consideration of the agreement by the Lender to the provisions of this Agreement, the Borrower shall pay to the Lender, in addition to the other fees payable under the LSA, a fee in the amount of $7,500.

         ss.11. Governing Law. This Agreement shall for all purposes be construed according to and governed by the laws of the State of Connecticut (excluding the laws applicable to conflicts or choice of law).

         ss.12. Effective Date. This Agreement shall become effective among the parties hereto as of the Amendment Effective Date. Until the Amendment Effective Date, the terms of the LSA prior to its amendment hereby shall remain in full force and effect.


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

         ss.13. Entire Agreement; Counterparts. This Agreement sets forth the entire understanding and agreement of the parties with respect to the matters set forth herein, including the amendments and waivers set forth herein, and this Agreement supersedes any prior or contemporaneous understanding or agreement of the parties as to any such amendment or waiver of the provisions of the LSA or any Loan Document, except for any such agreement that has been set forth in writing and executed by the Obligors and the Lender. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

      [Remainder of Page Intentionally Left Blank; Signature Pages Follow]




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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.


                                        AEROSPACE PRODUCTS
                                        INTERNATIONAL, INC.


                                        By: /s/ Aaron Hollander
                                            -----------------------
                                            President


                                        AEROSPACE PRODUITS
                                        INTERNATIONAL, LTEE


                                        By: /s/ Aaron Hollander
                                            -----------------------
                                            President


                                        FIRST AVIATION SERVICES, INC.


                                        By: /s/ Aaron Hollander
                                            -----------------------
                                            Chairman and Chief Executive Officer



                                        TD BANKNORTH, N.A.


                                        By: /s/ Charles C. Thomas
                                            -----------------------
                                            Charles C. Thomas
                                            Senior Vice President


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